QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES FIRST QUARTER RESULTS
AND QUARTERLY DIVIDENDS

        Indianapolis, Indiana—April 29, 2008...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter ended March 31, 2008:

  •
  Funds from operations ("FFO") for the quarter increased 7.1% to $420.1 million from $392.4 million in the first quarter of 2007. On a diluted per share basis the increase was 6.6% to $1.46 from $1.37 in 2007.

  •
  Net income available to common stockholders for the quarter decreased 10.7% to $87.9 million from $98.4 million in the first quarter of 2007. On a diluted per share basis the decrease was 11.4% to $0.39 from $0.44 in 2007. The decrease in net income for the quarter is primarily attributable to lower income from unconsolidated entities as a result of increased depreciation expense related to the acquisition of the Mills portfolio of assets, completed in April of 2007.

U.S. Portfolio Statistics(1)

	As of March 31, 2008	As of March 31, 2007	Change
Occupancy
Regional Malls(2)	91.7%	91.8%	10 basis point decrease
Premium Outlet Centers®(3)	97.9%	99.1%	120 basis point decrease
Community/Lifestyle Centers(3)	93.3%	93.1%	20 basis point increase
Comparable Sales per Sq. Ft.
Regional Malls(4)	$491	$487	0.8% increase
Premium Outlet Centers(3)	$511	$485	5.4% increase
Average Rent per Sq. Ft.
Regional Malls(2)	$37.73	$36.18	4.3% increase
Premium Outlet Centers(3)	$26.32	$24.84	6.0% increase
Community/Lifestyle Centers(3)	$12.47	$11.94	4.4% increase

(1)
Statistics do not include the Mills portfolio of assets.

(2)
For mall and freestanding stores.

(3)
For all owned gross leasable area (GLA).

(4)
For mall and freestanding stores with less than 10,000 square feet.

Dividends

        Today the Company announced a quarterly common stock dividend of $0.90 per share. This dividend will be paid on May 30, 2008 to stockholders of record on May 16, 2008.

        The Company also declared dividends on its two outstanding public issues of preferred stock:

  •
  6% Series I Convertible Perpetual Preferred (NYSE:SPGPrI) dividend of $0.75 per share is payable on May 30, 2008 to stockholders of record on May 16, 2008.

  •
  8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) dividend of $1.046875 per share is payable on June 30, 2008 to stockholders of record on June 16, 2008.

U.S. New Development and Redevelopment Activity

        On March 27, 2008, the Company opened Houston Premium Outlets in Cypress, Texas. Located approximately 30 miles northwest of Houston on US Route 290, Houston Premium Outlets contains 426,000 square feet of gross leasable area and 120 designer and brand-name outlet stores. The center is currently 92% leased to merchants including Ann Taylor, BCBG Max Azria, Banana Republic, Burberry, Calvin Klein, Coach, Cole Haan, Crocs, Elie Tahari, Juicy Couture, Kate Spade, Lucky Brand Jeans, Michael Kors, Nike, True Religion and Waterford Wedgwood.

        The Company continues construction on:

  •
  Hamilton Town Center—a 950,000 square foot open-air retail center in Noblesville, Indiana. JCPenney and a 16-screen theater have already opened at the project. The remainder of the 634,000 square foot first phase of the center is scheduled to open in May of 2008. Simon owns 50% of this center.

  •
  Pier Park—an 867,000 square foot community/lifestyle center in Panama City Beach, Florida. Dillard's, JCPenney, Target and a 16-screen theater have already opened at the center. The remainder of the project, 100% owned by Simon, is scheduled to open in May of 2008.

  •
  Jersey Shore Premium Outlets—a 435,000 square foot upscale manufacturers' outlet center in Tinton Falls, New Jersey. The center is 100% owned by Simon and is scheduled to open in November of 2008.

        The following redevelopment and expansion projects have been completed year-to-date in 2008:

  •
  Aventura Mall in N. Miami Beach, Florida—Addition of Nordstrom, small shops and parking deck

  •
  Burlington Mall in Burlington (Boston), Massachusetts—Addition of Nordstrom and small shops

  •
  Las Vegas Premium Outlets in Las Vegas, Nevada—104,000 square foot expansion with the addition of two five-level parking garages

  •
  Philadelphia Premium Outlets in Limerick, Pennsylvania—120,000 square foot expansion

  •
  Rio Grande Valley Premium Outlets in Mercedes, Texas—144,000 square foot expansion

        The Company also continues construction on several additional redevelopment and expansion projects to be completed in 2008/2009, including the following:

  •
  The Fashion Mall at Keystone in Indianapolis, Indiana—Addition of Nordstrom

  •
  Northshore Mall in Peabody (Boston), Massachusetts—Addition of Nordstrom, small shops and restaurants

  •
  Orlando Premium Outlets in Orlando, Florida—114,000 square foot expansion and the addition of a four-level parking garage

  •
  The Promenade at Camarillo in Camarillo, California—220,000 square foot expansion

  •
  Ross Park Mall in Pittsburgh, Pennsylvania—Addition of Nordstrom and small shops

Capital Markets

        On March 6th, the Company completed a $705 million secured recourse term loan on six existing lowly-levered, high quality Simon assets. The facility, which can be increased to $850 million during its term, will mature in March 2010 and contains two one-year extensions at the Company's sole option. The base interest rate on the Company's new facility is LIBOR plus 70.0 basis points. Participants in the facility consist of 16 of the Company's core banking and lending group.

International Activity

        On March 25, 2008, the Company completed the third phase of Gotemba Premium Outlets, located 60 miles west of Tokyo, Japan. The 95,000 square foot expansion brings the property to a total of 482,000 square feet of gross leasable area containing 200 retail and restaurant tenants. Phase III is 100% leased and resulted in the net addition of 35 new tenants to the center including Aquascutum, DeLonghi, Issey Miyake, Jil Sander, Junko Shimada, Lacoste, Le Creuset, Marni, Nikon, Puma, St. John, Via Bus Stop and Y's Clothing Company. Gotemba Premium Outlets, 40% owned by Simon, currently generates sales in excess of $1,000 per square foot.

        New international development projects under construction include:

  •
  Argine (Naples, Italy)—a 300,000 square foot shopping center scheduled to open in March of 2009. Simon owns 24% of this project.

  •
  Catania (Sicily, Italy)—a 642,000 square foot shopping center scheduled to open in June of 2010. Simon owns 24% of this project.

  •
  Sendai Izumi Premium Outlets—a 172,000 square foot upscale outlet center in Sendai, Japan. The center is scheduled to open in October of 2008. Simon owns 40% of this project, its seventh Premium Outlet Center in Japan.

  •
  Five projects in China located in Changshu, Hangzhou, Hefei, Suzhou, and Zhengzhou. The centers range in size from 300,000 to 750,000 square feet and will be anchored by Wal-Mart. A 2008 opening is scheduled for Changshu, followed by anticipated 2009 openings for Hangzhou, Hefei, Suzhou and Zhengzhou. Simon owns 32.5% of these projects.

Awards

        Protecting the Environment through Energy Efficiency

  •
  On March 4th, the Company announced that it was named a 2008 ENERGY STAR Partner of the Year by the U.S. Environmental Protection Agency (EPA) for outstanding energy management and reductions in greenhouse gas emissions at its malls across the country. Simon is the first REIT to win the award in the last five years and is the only REIT to be recognized this year.

    The Company was honored for smart energy management practices and investments throughout operations that resulted in significant energy and financial savings. Largely due to energy management efforts, Simon has shown a consistent trend of reducing both electricity and natural gas use since 2003.

    The 2008 Partner of the Year Awards recognize efforts to use energy efficiently in facility operations and to integrate superior energy management into overall organizational strategy. Award winners are selected from more than 9,000 organizations that participate in the ENERGY STAR program.

        Best Retail Gift Card Award

  •
  On March 13th the Company announced that it was awarded the distinction of Best in Category in the Retail Gift Card Program category at the 2008 Prepaid Card Expo in Las Vegas. The award is sponsored by Paybefore, the nation's leading provider of information to the rapidly growing prepaid and stored value card industry.

    The Simon Giftcard program, launched nationwide in 2003, is the largest Visa bank-issued gift card program in the world. To date, more than 34 million cards have been sold. In 2007 alone, the Simon Visa prepaid gift card program generated more than $500 million in sales. The Simon Giftcard is issued by US Bank and MetaBank.

2008 Guidance

        The Company currently estimates that diluted FFO will be within a range of $6.35 to $6.45 per share for the year ending December 31, 2008, and diluted net income will be within a range of $2.03 to $2.13 per share. This represents an increase in the lower end of the previously provided guidance range of $0.10 per share for both FFO and diluted net income.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2008

	Low End	High End
Estimated diluted net income available to common stockholders per share	$2.03	$2.13
Depreciation and amortization including our share of joint ventures	4.45	4.45
Impact of additional dilutive securities	(0.13)	(0.13)

Estimated diluted FFO per share	$6.35	$6.45

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investor Relations tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Daylight Time today, April 29, 2008. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com shortly after completion of the call.

Supplemental Materials

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investor Relations section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, the ability to hedge interest rate risk, risks associated with the acquisition, development and expansion of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC that could cause the Company's actual results to differ materially from the forward-looking statements that the Company makes. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Funds from Operations ("FFO")

        The Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States ("GAAP").

About Simon

        Simon Property Group, Inc. is an S&P 500 company and the largest public U.S. real estate company. Simon is a fully integrated real estate company which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. It currently owns or has an interest in 380 properties comprising 259 million square feet of gross leasable area in North America, Europe and Asia. The Company is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. Simon Property Group, Inc. is publicly traded on the NYSE under the symbol SPG. For further information, visit the Company's website at www.simon.com.

SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended March 31,
	2008	2007
REVENUE:
Minimum rent	$550,682	$510,865
Overage rent	16,651	17,892
Tenant reimbursements	250,248	230,613
Management fees and other revenues	33,020	20,875
Other income	44,697	71,896

Total revenue	895,298	852,141
EXPENSES:
Property operating	112,761	109,227
Depreciation and amortization	228,043	215,271
Real estate taxes	84,520	79,182
Repairs and maintenance	29,021	29,007
Advertising and promotion	19,373	18,884
Provision for credit losses	6,582	542
Home and regional office costs	39,600	33,699
General and administrative	5,302	3,899
Other	18,138	13,464

Total operating expenses	543,340	503,175

OPERATING INCOME	351,958	348,966
Interest expense	(229,917)	(222,478)
Minority interest in income of consolidated entities	(2,284)	(2,910)
Income tax benefit (expense) of taxable REIT subsidiaries	23	(1,285)
Income from unconsolidated entities	7,141	21,773
Limited partners' interest in the Operating Partnership	(22,733)	(25,878)
Preferred distributions of the Operating Partnership	(4,904)	(5,239)

Income from continuing operations	99,284	112,949
Discontinued operations, net of Limited Partners' interest	—	(162)

NET INCOME	99,284	112,787
Preferred dividends	(11,351)	(14,406)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$87,933	$98,381

SIMON
Per Share Data
Unaudited

	For the Three Months Ended March 31,
	2008	2007
Basic Earnings Per Common Share:
Income from continuing operations	$0.39	$0.44
Discontinued operations—results of operations and gain on sale, net	—	—

Net income available to common stockholders	$0.39	$0.44

Percentage Change	-11.4%
Diluted Earnings Per Common Share:
Income from continuing operations	$0.39	$0.44
Discontinued operations—results of operations and gain on sale, net	—	—

Net income available to common stockholders	$0.39	$0.44

Percentage Change	-11.4%

SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	March 31, 2008	December 31, 2007
ASSETS:
Investment properties, at cost	$24,592,802	$24,415,025
Less—accumulated depreciation	5,499,242	5,312,095

	19,093,560	19,102,930
Cash and cash equivalents	428,659	501,982
Tenant receivables and accrued revenue, net	374,387	447,224
Investment in unconsolidated entities, at equity	1,868,115	1,886,891
Deferred costs and other assets	1,198,404	1,118,635
Note receivable from related party	540,000	548,000

Total assets	$23,503,125	$23,605,662

LIABILITIES:
Mortgages and other indebtedness	$17,445,746	$17,218,674
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,066,471	1,251,044
Cash distributions and losses in partnerships and joint ventures, at equity	358,677	352,798
Other liabilities, minority interest and accrued dividends	208,316	180,644

Total liabilities	19,079,210	19,003,160

COMMITMENTS AND CONTINGENCIES
LIMITED PARTNERS' INTEREST IN THE OPERATING PARTNERSHIP	699,546	731,406
LIMITED PARTNERS' PREFERRED INTEREST IN THE OPERATING PARTNERSHIP	245,654	307,713
STOCKHOLDERS' EQUITY
CAPITAL STOCK OF SIMON PROPERTY GROUP, INC. (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock):
All series of preferred stock, 100,000,000 shares authorized, 14,817,651 and 14,801,884 issued and outstanding, respectively, and with liquidation values of $740,883 and $740,094, respectively	747,314	746,608
Common stock, $.0001 par value, 400,000,000 shares authorized, 229,130,633 and 227,719,614 issued and outstanding, respectively	24	23
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 8,000 issued and outstanding	—	—
Class C common stock, $.0001 par value, 4,000 shares authorized, issued and outstanding	—	—
Capital in excess of par value	5,104,240	5,067,718
Accumulated deficit	(2,168,255)	(2,055,447)
Accumulated other comprehensive income	(17,604)	18,087
Common stock held in treasury at cost, 4,387,236 and 4,697,332 shares, respectively	(187,003)	(213,606)

Total stockholders' equity	3,478,715	3,563,383

Total liabilities and stockholders' equity	$23,503,125	$23,605,662

SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended March 31,
	2008	2007
STATEMENTS OF OPERATIONS
Revenue:
Minimum rent	$470,063	$269,930
Overage rent	18,716	17,268
Tenant reimbursements	228,745	131,822
Other income	46,091	41,567

Total revenue	763,615	460,587
Operating Expenses:
Property operating	152,924	86,925
Depreciation and amortization	171,699	82,778
Real estate taxes	65,744	34,551
Repairs and maintenance	30,338	22,881
Advertising and promotion	14,296	7,700
Provision for credit losses	5,033	11
Other	37,977	25,709

Total operating expenses	478,011	260,555

Operating Income	285,604	200,032
Interest expense	(248,873)	(107,156)
Income (loss) from unconsolidated entities	21	(84)
Gain (loss) on sale of assets	—	(4,759)

Income from Continuing Operations	36,752	88,033
Income from consolidated joint venture interests(A)	—	2,637
Income from discontinued joint venture interests(B)	47	17

Net Income	$36,799	$90,687

Third-Party Investors' Share of Net Income	$18,651	$54,645

Our Share of Net Income	18,148	36,042
Amortization of Excess Investment	(11,007)	(14,269)

Income from Unconsolidated Entities, Net	$7,141	$21,773

SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	March 31, 2008	December 31, 2007
BALANCE SHEETS
Assets:
Investment properties, at cost	$21,090,639	$21,009,416
Less—accumulated depreciation	3,366,667	3,217,446

	17,723,972	17,791,970
Cash and cash equivalents	639,046	747,575
Tenant receivables	342,230	435,093
Investment in unconsolidated entities	212,122	258,633
Deferred costs and other assets	781,055	713,180

Total assets	$19,698,425	$19,946,451

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$16,367,309	$16,507,076
Accounts payable, accrued expenses, and deferred revenue	1,011,862	972,699
Other liabilities	806,978	825,279

Total liabilities	18,186,149	18,305,054
Preferred units	67,450	67,450
Partners' equity	1,444,826	1,573,947

Total liabilities and partners' equity	$19,698,425	$19,946,451

Our Share of:
Total assets	$8,098,627	$8,040,987

Partners' equity	$762,856	$776,857
Add: Excess Investment(C)	746,582	757,236

Our net Investment in Joint Ventures	$1,509,438	$1,534,093

Mortgages and other indebtedness	$6,523,573	$6,568,403

SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)
Consolidation occurs when the Company acquires an additional ownership interest in a joint venture and, as a result, gains control of the joint venture. These interests have been separated from operational interests to present comparative results of operations.

(B)
Discontinued joint venture interests represent assets and partnership interests that have been sold.

(C)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

SIMON
Reconciliation of Net Income to FFO (1)
Unaudited
(In thousands, except as noted)

	For the Three Months Ended March 31,
	2008	2007
Net Income(2)(3)(4)(5)	$99,284	$112,787
Adjustments to Net Income to Arrive at FFO:
Limited partners' interest in the Operating Partnership and preferred distributions of the Operating Partnership	27,637	31,117
Limited partners' interest in discontinued operations	—	(41)
Depreciation and amortization from consolidated properties, and discontinued operations	225,056	212,488
Simon's share of depreciation and amortization from unconsolidated entities	86,628	55,331
Loss on sales of assets and interests in unconsolidated entities and discontinued operations, net of limited partners' interest	—	2,380
Minority interest portion of depreciation and amortization	(2,298)	(2,017)
Preferred distributions and dividends	(16,255)	(19,645)

FFO of the Operating Partnership	$420,052	$392,400

Per Share Reconciliation:
Diluted net income available to common stockholders per share	$0.39	$0.44
Adjustments to net income to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of minority interest portion of depreciation and amortization	1.10	0.95
Gain on sales of assets and interests in unconsolidated entities and discontinued operations, net of limited partners' interest	—	0.01
Impact of additional dilutive securities for FFO per share	(0.03)	(0.03)

Diluted FFO per share	$1.46	$1.37

Details for per share calculations:
FFO of the Operating Partnership	$420,052	$392,400
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	12,389	12,816

Diluted FFO of the Operating Partnership	432,441	405,216
Diluted FFO allocable to unitholders	(84,600)	(80,076)

Diluted FFO allocable to common stockholders	$347,841	$325,140

Basic weighted average shares outstanding	223,455	222,443
Adjustments for dilution calculation:
Effect of stock options	617	857
Impact of Series C preferred unit conversion	76	191
Impact of Series I preferred unit conversion	2,246	2,701
Impact of Series I preferred stock conversion	11,126	11,002

Diluted weighted average shares outstanding	237,520	237,194
Weighted average limited partnership units outstanding	57,769	58,415

Diluted weighted average shares and units outstanding	295,289	295,609

Basic FFO per share	$1.49	$1.40
Percent Increase	6.4%
Diluted FFO per share	$1.46	$1.37
Percent Increase	6.6%

SIMON
Footnotes to Reconciliation of Net Income to FFO
Unaudited

Notes:

(1)
The Company considers FFO a key measure of its operating performance that is not specifically defined by GAAP and believes that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. The Company also uses this measure internally to measure the operating performance of the portfolio. The Company's computation of FFO may not be comparable to FFO reported by other REITs.

As
defined by NAREIT, FFO is consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of real estate, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting change or resulting from the sale of depreciable real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains on land sales of $1.2 million and $7.6 million for the three months ended March 31, 2008 and 2007, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $8.2 million and $5.1 million for the three months ended March 31, 2008 and 2007, respectively.

(4)
Includes the Company's share of the fair market value of leases from acquisitions of $13.7 million and $13.9 million for the three months ended March 31, 2008 and 2007, respectively.

(5)
Includes the Company's share of debt premium amortization of $4.9 million and $7.0 million for the three months ended March 31, 2008 and 2007, respectively.

(6)
Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units.

QuickLinks

  Exhibit 99.2
SIMON PROPERTY GROUP ANNOUNCES FIRST QUARTER RESULTS AND QUARTERLY DIVIDENDS
SIMON Consolidated Statements of Operations Unaudited (In thousands)
SIMON Per Share Data Unaudited
SIMON Consolidated Balance Sheets Unaudited (In thousands, except as noted)
SIMON Joint Venture Statements of Operations Unaudited (In thousands)
SIMON Joint Venture Balance Sheets Unaudited (In thousands)
SIMON Footnotes to Financial Statements Unaudited
SIMON Reconciliation of Net Income to FFO (1) Unaudited (In thousands, except as noted)
SIMON Footnotes to Reconciliation of Net Income to FFO Unaudited